                                                                     EXHIBIT 28N



                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.



                         FIRST CHICAGO MASTER TRUST II
                                 Series 1999-W
                               November 9, 1999


Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-W Supplement dated as of March 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the November 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.   The total amount of the distribution to Class A
          Adjusted Certificateholders on the Payment Date
          per $1,000 interest.                                            $4.750

     2.   The amount of the distribution set forth in
          paragraph 1 above in respect of principal on the
          Class A Adjusted Certificates, per $1,000 interest              $0.000

     3.   The amount of the distribution set forth in
          paragraph 1 above in respect of interest on the
          Class A Adjusted Certificates, per $1,000 interest              $4.750

B.   Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a.   The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Investor Certificates of all Series     $695,734,442.82

     b.   The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Series 1999-W Certificates               $16,393,664.60

     c.   The aggregate amount of Collections of Receivables
          processed for the Due Period with respect to the
          current Distribution Date which were allocated in
          respect of the Class A Certificates                     $14,344,456.52

     d.   The amount of Collections of Receivables processed
          for the Due Period with respect to the current
          Distribution Date which were allocated in respect
          of the Class A Adjusted Certificates, per $1,000 interest      $19.126

     e.   The amount of Excess Spread for the Due Period with
          respect to the current Distribution Date                 $7,787,049.22

     f.   The amount of Reallocated Principal Collections
          for the Due Period with respect to the current
          Distribution Date allocated in respect of the Class A
          Certificates                                                     $0.00

     g.   The amount of Excess Finance Charge Collections
          allocated in respect of the Series 1999-W Certificates,
          if any                                                           $0.00

                                                                  Series  1999-W


     h.   The amount of Excess Principal Collections allocated
          in respect of the Series 1999-W Certificates, if any            $0.00

     2.   Receivables in Trust
     -------------------------

     a.   Aggregate Principal Receivables for the Due Period
          with respect to the current Distribution Date
          (which reflects the Principal Receivables represented
          by the Exchangeable Seller's Certificate and by the
          Investor Certificates of all Series)               $16,105,583,646.73

     b.   The amount of Principal Receivables in the Trust
          represented by the Series 1999-W Certificates
          (the "Adjusted Invested Amount") for the Due Period
          with respect to the current Distribution Date         $857,142,857.00

     c.   The amount of Principal Receivables in the Trust
          represented by the Class A Certificates
          (the "Class A Adjusted Invested Amount") for the
          Due Period with respect to the current Distribution
          Date                                                  $750,000,000.00

     d.   The Invested Amount for the Due Period with respect
          to the current Distribution Date                      $857,142,857.00

     e.   The Class A Invested Amount for the Due Period with
          respect to the current Distribution Date              $750,000,000.00

     f.   The Invested Percentage with respect to Finance
          Charge Receivables (including Interchange) and
          Defaulted Receivables for the Series 1999-W
          Certificates for the Due Period with respect to
          the current Distribution Date                                   5.322%

     g.   The Invested Percentage with respect to Principal
          Receivables for the Series 1999-W Certificates for
          the Due Period with respect to the current
          Distribution Date                                               5.322%

     h.   The Class A Floating Percentage for the Due Period
          with respect to the current Distribution Date                  87.500%

     i.   The Class A Principal Percentage for the Due Period
          with respect to the current Distribution Date                  87.500%

     j.   The Collateral Floating Percentage for the Due Period
          with respect to the current Distribution Date                  12.500%

     k.   The Collateral Principal Percentage for the Due Period
          with respect to the current Distribution Date                  12.500%

     3.   Delinquent Balances
     ------------------------

          The aggregate amount of outstanding balances in the
          Accounts which were 30 or more days delinquent as of
          the end of the Due Period for the current
          Distribution Date                                     $933,915,652.05

                                                                  Series  1999-W


     4.   Investor Default Amount
     ----------------------------

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1999-W Certificates (the "Investor Default Amount")

           1.  Investor Default Amount                             $5,560,532.36
           2.  Recoveries                                          $  271,844.53
           3.  Net Default Receivables                             $5,288,687.83

     b.   The Class A Investor Default Amount

          1.   Investor Default Amount                             $4,865,465.82
          2.   Recoveries                                          $  237,863.96
          3.   Net Default Receivables                             $4,627,601.86

     c.   The Collateral Investor Default Amount

          1.   Investor Default Amount                               $695,066.54
          2.   Recoveries                                            $ 33,980.57
          3.   Net Default Receivables                               $661,085.97

     5.   Investor Charge-offs.
     --------------------------

     a.   The amount of the Class A Adjusted Investor
          Charge-Offs per $1,000 interest after reimbursement
          of any such Class A Adjusted Investor Charge-Offs
          for the Due Period with respect to the current
          Distribution Date                                                $0.00

     b.   The amount attributable to Class A Adjusted
          Investor Charge-Offs, if any, by which the
          principal balance of the Class A Adjusted
          Certificates exceeds the Class A Adjusted
          Invested Amount as of the end of the day on
          the Record Date with respect to the current
          Distribution Date                                                $0.00

     c.   The amount of the Collateral Charge-Offs,if any,
          for the Due Period with respect to the current
          Distribution Date                                                $0.00

     6.   Monthly Servicing Fee
     --------------------------

     a.   The amount of the Monthly Servicing Fee payable
          from available funds by the Trust to the Servicer
          with respect to the current Distribution Date              $178,571.43

     b.   The amount of the Interchange Monthly Servicing
          Fee payable to the Servicer with respect to the
          current Distribution Date                                  $892,857.14

     7.   Available Cash Collateral Amount
     -------------------------------------

     a.   The amount, if any, withdrawn from the Cash
          Collateral Account for the current Distribution
          Date (the "Withdrawal Amount")                                   $0.00

     b.   The amount available to be withdrawn from the
          Cash Collateral Account as of the end of the day
          on the current Distribution Date, after giving
          effect to all withdrawals, deposits and payments
          to be made on such Distribution Date (the "Available
          Cash Collateral Amount" for the next Distribution Date)  $8,571,429.00

                                                               Series:    1999-W


     c.   The amount as computed in 7.b as a percentage of
          the Class A Adjusted Invested Amount after giving
          effect to all reductions thereof on the current
          Distribution Date                                               1.143%

     8.   Collateral Invested Amount
          --------------------------

     a.   The Collateral Invested Amount for the current
          Distribution Date                                     $107,142,857.00

     b.   The Collateral Invested Amount after giving
          effect to all withdrawals, deposits, and
          payments on the current Distribution Date             $107,142,857.00

     9.   Total Enhancement
          -----------------

     a.   The total Enhancement for the current
          Distribution Date                                     $115,714,286.00

     b.   The total Enhancement after giving effect to
          all withdrawals, depostis and payments on the
          current Distribution Date                             $115,714,286.00

C.   The Pool Factor
--------------------

          The Pool Factor (which represents the ratio of the
          Class A Adjusted Invested Amount on the last day of
          the month ending on the Record Date adjusted for
          Class A Adjusted Investor Charge-Offs set forth in
          B.5.a above and for the distributions of principal
          set forth in A.2 above to the Class A Adjusted
          Initial Invested Amount). The amount of a Class A
          Adjusted Certificateholder's pro rata share of the
          Class A Adjusted Invested Amount can be determined
          by multiplying the original denomination of the
          holder's Class A Adjusted Certificate by the
          Pool Factor                                              100.00000000%

D.   Principal Funding Account
------------------------------

     1.   The Principal Funding Investment Proceeds deposited
          in the Collection Account for the current Distribution
          Date to be treated as Class A Available Funds                   $0.00

     2.   The Excess Principal Funding Investment Proceeds for
          the current Distribution Date                                   $0.00

     3.   The Principal Funding Account Balance as of the end
          of the day on the current Distribution Date                     $0.00

     4.   The Deficit Controlled Accumulation Amount for the
          preceding Due Period                                            $0.00

E.   Reserve Account
--------------------

     1.   The Reserve Draw Amount for the current
          Distribution Date                                               $0.00

     2.   The amount on deposit in the Reserve Account as of
          the end of the day on the current Distribution Date
          (the "Available Reserve Account Amount" for the next
          Distribution Date)                                              $0.00

CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                                        First USA Bank, N.A.
                                        Servicer




                                        By:    /s/ Tracie Klein
                                           ---------------------------------
                                                   TRACIE KLEIN
                                        Title:     FIRST VICE PRESIDENT